Exhibit 10.7

ALARM.COM HOLDINGS, INC.

2015 EQUITY INCENTIVE PLAN
EARLY EXERCISE RESTRICTED STOCK PURCHASE AGREEMENT
This Early Exercise Restricted Stock Purchase Agreement (“Agreement”) is made as of [______________], by and between Alarm.com Holdings, Inc., a Delaware corporation (the “Company”), and [_________________] (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2015 Equity Incentive Plan (as amended and in effect from time-to-time, the “Plan”).
WITNESSETH:
WHEREAS, Purchaser was awarded an option to purchase up to [________] shares of Common Stock (“Common Stock”) of the Company (the “Option”) pursuant to the Plan;
WHEREAS, the Option consists of a Stock Option Grant Notice (the “Grant Notice”) and a Stock Option Agreement (the “Option Agreement,” and together with the Grant Notice, the “Option Documents”);
WHEREAS, the Grant Notice provides that “early exercise” of the Option is permitted in accordance with the terms of the Option Documents; and
WHEREAS, Purchaser desires to exercise all or a portion of the Option on the terms and conditions contained herein, and wishes to take advantage of the early exercise provision of Purchaser’s Option Documents and therefore to enter into this Agreement.
NOW, THEREFORE, IT IS AGREED between the parties as follows:
1.Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise Purchaser’s Option to purchase [_____________] shares of the Common Stock (the “Shares”). Of these Shares, Purchaser has elected to purchase [________] of those Shares which have become vested as of the date hereof pursuant to the Vesting Schedule set forth in the Grant Notice (the “Vested Shares”) and [________] Shares which are unvested as of the date hereof pursuant to the Vesting Schedule set forth in the Grant Notice (the “Unvested Shares”). The Unvested Shares shall be subject to the Reacquisition Right set forth in Section 3(b) below.
Purchaser acknowledges that, in connection with the exercise of the Option, Purchaser has delivered to the Company a properly completed and executed Notice of Exercise in the form attached as Attachment III to the Option Documents as well as any and all other documents, agreements and information required to be delivered pursuant to the terms and conditions of the Option Documents and the Plan.
As noted in the Notice of Exercise, the purchase price for the Shares shall be $[________] per Share for a total purchase price of $[__________] and Purchaser has delivered the purchase price to the Company in the following manner: [___________].

The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares. The number of Shares and/or class of securities subject to this Agreement may also be adjusted from time to time for Capitalization Adjustments. [The Shares also remain subject to the provisions of Section 10 of the Option Agreement].
2.    Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of the Option; provided, however, that payment shall be provided in the form provided herein and in the Notice of Exercise. Following such date, subject to the restrictions and conditions of this Agreement, the Company will issue to Purchaser the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor by Purchaser.
3.    Limitations on Transfer.
(a)    Transfer Restrictions. In addition to any other limitation on transfer created by applicable securities laws or any stockholders’ agreement to which Purchaser is a party, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Unvested Shares while the Shares are subject to the Company’s Reacquisition Right (as defined below); provided, however, that an interest in the Unvested Shares may be transferred pursuant to a domestic relations order as defined in the Code. After any Shares have been released from such Reacquisition Right, Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with this Agreement, the Company’s bylaws and applicable securities laws.
(b)    Reacquisition Right.
(i)    In the event Purchaser’s Continuous Service terminates, Purchaser will forfeit and the Company will automatically reacquire (the “Reacquisition Right”), without any required action or notice to Purchaser, on the date that is ninety (90) days after the termination of Participant Continuous Service (the “Reacquisition Date”) all Unvested Shares as of the date of Purchaser’s termination of Continuous Service for a per Share price equal to the Reacquisition Price (as defined below). Purchaser hereby agrees to take whatever action the Company deems necessary to effectuate the Company’s reacquisition of the Unvested Shares and the exercise of the Reacquisition Right hereunder. Notwithstanding anything to the contrary in this Section 3(b) or in this Agreement, the Company may elect to waive, in its sole discretion, its Reacquisition Right in whole or in part by providing written notice to you, at any time prior to or on the Reacquisition Date, and the Escrow Agent may then release to you the number of shares of Common Stock not being reacquired by the Company and/or cause any applicable restrictions to be removed from the Shares with the Company’s transfer agent (or other applicable custodian).
(ii)    As used herein, the term “Reacquisition Price” shall mean he lower of (x) the Fair Market Value of the Common Stock (as determined under the Plan) on the date of reacqusition or (y) the price equal to Purchaser’s Exercise Price per Share as indicated in Section 1 and in the Grant Notice.
(iii)    The Reacquisition Price may, at the Company’s option, be paid (A) by delivery to Purchaser or Purchaser’s executor with such notice of a check in the amount of the aggregate Reacquisition

Price for the Shares being purchased, or (B) in the event Purchaser is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the purchase price for the Shares being reacquired, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such aggregate Reacquisition Price. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.
(iv)    One hundred percent (100%) of the Unvested Shares shall initially be subject to the Reacquisition Right. The Unvested Shares shall be released from the Reacquisition Right in accordance with the Vesting Schedule set forth in the Grant Notice, including any provisions regarding acceleration of vesting, as if such Unvested Shares were still subject to the Option Documents. Fractional shares shall be rounded to the nearest whole share.
(v)    To the extent the Reacquisition Right remains in effect following a Corporate Transaction or Change in Control, unless otherwise provided by the Board pursuant to the terms of the Plan, it will apply to the new capital stock, cash or other property received in exchange for the Unvested Shares in consummation of the Corporate Transaction or Change in Control, as applicable, but only to the extent the Unvested Shares were at the time covered by such right.
4.    Escrow of Unvested Shares. For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s), if certificated, for the Shares subject to the Company’s Reacquisition Right described in Section 3(b), to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A-1 executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. Alternatively, the Company in its sole discretion, may elect not to issue any certificate representing the Unvested Shares and instead document Purchaser’s interest therein by registering such shares of Common Stock with the Company’s transfer agent (or another custodian selected by the Company) in book entry form in Purchaser’s name with the applicable restrictions noted in the book-entry system, in which case certificate(s) representing all or a part of shares of Common Stock will not be issued unless and until the Reacquisition Right with respect to such Unvested Shares has lapsed.
5.    Rights as a Stockholder. Subject to the provisions of this Agreement, Purchaser will exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock deposited in escrow. Purchaser will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares (which will be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.
6.    Restrictive Legends and Stop-Transfer Orders.
(a)    Legends. All certificates and/or book entries representing the Common Stock issued hereunder will be endorsed with appropriate legends determined by the Company (in addition to any other legend that may be required by other agreements between Purchaser and the Company).
(b)    Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
7.    No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or an Affiliate, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
8.    Withholding Obligations.
(a)    As of the date the Option is exercised, the date Shares are issued to the Purchaser and/or at any time thereafter as requested by the Company, Purchaser hereby authorizes withholding from payroll and any other amounts payable to Purchaser, and Purchaser otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Option or this Agreement (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to Purchaser by the Company; (ii) causing Purchaser to tender a cash payment; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to Purchaser in connection with the Option or this Agreement that are not subject to the Reacquisition Right with a Fair Market Value equal to the amount of such Withholding Taxes or (iv) permitting or requiring Purchaser to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Purchaser irrevocably elects to sell a portion of the shares subject to this Agreement or the Option to the extent not subject to the Reacquisition Right to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; provided, however, that the number of such shares of Common Stock withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee.
(b)    Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares, delivery of such shares and/or release such shares from any escrow (as applicable) provided for in this Agreement.
(c)    In the event the Company’s obligation to withhold arises prior to the delivery or release to Purchaser of Common Stock or it is determined after the delivery of Common Stock to Purchaser that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, Purchaser agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
9.    Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income for a Nonstatutory Stock Option and as alternative minimum taxable income for an Incentive Stock Option the difference between the amount paid for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the Company’s Reacquisition Right set forth in Section 3(b) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Reacquisition Right expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the Fair Market Value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income and alternative minimum tax treatment under Section 83(a) in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete.
Purchaser agrees that Purchaser will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”) attached hereto as Attachment A-2. Purchaser further agrees that Purchaser will execute and submit with the Acknowledgment a copy of the 83(b) Election attached hereto as Attachment A-3 (for income tax purposes in connection with the early exercise of a Nonstatutory Stock Option) if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.
The Company has no duty or obligation to minimize the tax consequences to Purchaser in connection with the Option or this Agreement and shall not be liable to Purchaser for any adverse tax consequences to Purchaser arising in connection herewith or therewith. Purchaser is hereby advised to consult with Purchaser’s own personal tax, financial and/or legal advisors regarding the tax consequences of this Agreement and by signing this Agreement, Purchaser agrees that Purchaser has done so or knowingly and voluntarily declined to do so. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Purchaser agrees to review with Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser will rely solely on such advisors and not on any statements or representations of the Company or any of its agents.
10.    Governing Plan Documents. This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part hereof, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan will control. In addition, this Agreement (and any compensation paid or shares issued under this Agreement) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, [the provisions of Section 10 of the Option Agreement,] and any compensation recovery policy otherwise required by applicable law.
11.    Miscellaneous.
(a)    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
(b)    Entire Agreement; Enforcement of Rights. This Agreement, its attachments and the related Option Documents and Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
(c)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(d)    Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(e)    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
(f)    Effect on Other Employee Benefit Plans. The value of amounts payable under this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(h)    Successors and Assigns. The rights and obligations of the Company are transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.
(i)    Further Assurances.    Purchaser agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

The parties have executed this Agreement as of the date first set forth above.
COMPANY:
ALARM.COM HOLDINGS, INC.
By:
Name (print):
Title:
PURCHASER:

(Signature)

(Print Name)
Address:

I, ______________________, spouse of Purchaser, have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.
___________________________________
Spouse of Purchaser (if applicable)

ATTACHMENT A-1
ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Early Exercise Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and ALARM.COM HOLDINGS, INC. (the “Company”) dated _______________, ____ (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company _________________________________ (________) shares of the Common Stock of the Company, standing in Purchaser’s name on the books of the Company and represented by Certificate No. ____, and does hereby irrevocably constitute and appoint ________________________________________________ to transfer said stock on the books of the Company with full power of substitution in the premises.
THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.
Dated:

(Signature)

(Print Name)

Spouse of Purchaser (if applicable)
Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Reacquisition Right set forth in the Agreement without requiring additional signatures on the part of Purchaser.

ATTACHMENT A-2
ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

The undersigned (which term includes the undersigned’s spouse), a purchaser of ___________ shares of Common Stock of ALARM.COM HOLDINGS, INC., a Delaware corporation (the “Company”) by exercise of an option (the “Option”) granted pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”), hereby states as follows:
1.    The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the option agreement pursuant to which the Option was granted.
2.    The undersigned either [check and complete as applicable]:
(a)    ____ has consulted, and has been fully advised by, the undersigned’s own tax advisor regarding the federal, state and local tax consequences of purchasing shares under the Plan, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or
(b)    ____ has knowingly chosen not to consult such a tax advisor.
3.    The undersigned hereby states that the undersigned has decided [check as applicable]:
(c)    ____ to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Early Exercise Notice and Restricted Stock Purchase Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”; or
(d)    ____ not to make an election pursuant to Section 83(b) of the Code.
4.    Neither the Company nor any Affiliate or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.
Dated:

(Signature)

(Print Name)

Spouse of Purchaser (if applicable)

ATTACHMENT A-3
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
[Date of Mailing]
Department of the Treasury
Internal Revenue Service
[Address]
[Address]

Re:	Election Under Section 83(b)
Ladies and Gentlemen:
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:
1.    The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME OF TAXPAYER:
NAME OF SPOUSE:
ADDRESS:
IDENTIFICATION NO. OF TAXPAYER:
IDENTIFICATION NO. OF SPOUSE:
TAXABLE YEAR:
2.    The property with respect to which the election is made is described as follows:
______________ shares of the Common Stock $0.01 par value, of ALARM.COM HOLDINGS, INC., a Delaware corporation (the “Company”).
3.    The date on which the property was transferred is: _______________
4.    The property is subject to the following restrictions:
Repurchase option at the lower of cost or fair market value in favor of the Company upon termination of taxpayer’s employment or consulting relationship. This repurchase option lapses over a specified vesting period.
5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________
6.    The amount (if any) paid for such property: $____________

7.    The amount to include in gross income is $____________
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the property. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.
Dated:
Taxpayer
Dated:
Spouse of Taxpayer